ARTICLES OF AMENDMENT
                      to the Articles of Incorporation of

                                SUN SEEKERS CORP.
                               A Utah Corporation
                    Pursuant to this Amendment is renamed as:
                           SHORESIDE INVESTMENTS, INC.

     Pursuant to the provisions of the Utah Revised Busines Corporation Act (the "Act"), the undersigned corporation ad the following Articles of Amendment to its Articles of Incorporation: Adopted by shareholders and directors.

     First:    The corporation named shall be changed to the new name of
SHORESIDE INVESTMENTS, INC.

     IN WITNESS WHEREOF, these Articles of Amendment are hereby executed, effective as of the 10th day of January, 1996.

                                  SHORESIDE INVESTMENTS, INC. a Utah
                                  corporation (formerly known as Sun
                                  Seekers Corp.)


                                  BY:/s/ Harvey Carnicle
                                  Title:     Incorporator
/s/ Harvey Carnicle
Registered Agent

STATE OF UTAH
                     .ss
COUNTY OF SALT LAKE

     I hereby certify that on the day of January, 1996, HARVEY CARNICLE personally appeared before me, who being by me first duly sworn, declared that he is the person who signed the foregoing document as Incorporator and as Registered Agent, and that the statements therein contained are true.


                                 /s/ Diana Huntsman
                                 Notary Public
                                 Residing in the State of Utah
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